Schedule for Computation        Initial
of Fund Performance Data        Invest of:       $1,000
                                Offering
Michigan Muni Cash Trust        Price/
                                Share=            $1.00
Return Since Inception
  ending 10/31/95               NAV=              $1.00

FYE:  October 31, 1995

                                    Begin                    Capital   Reinvest    Ending                 Total
DECLARED:  DAILY      Reinvest      Period      Dividend      Gain      Price      Period    Ending      Invest
PAID:  MONTHLY          Dates       Shares       /Share      /Share     /Share     Shares     Price       Value
                          6/30/95   1000.000    0.001262960   0.00000     $1.00    1001.263    $1.00     $1,001.26
                          7/31/95   1001.263    0.003073736   0.00000     $1.00    1004.341    $1.00     $1,004.34
                          8/31/95   1004.341    0.003110292   0.00000     $1.00    1007.464    $1.00     $1,007.46
                          9/30/95   1007.464    0.002986842   0.00000     $1.00    1010.474    $1.00     $1,010.47
                         10/31/95   1010.474    0.002975021   0.00000     $1.00    1013.480    $1.00     $1,013.48

                $1,000 (1+T) =  End Value
                            T =         1.35%

